Exhibit 23.1

SADLER, GIBB & ASSOCIATES, L.L.C.
Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gazoo Energy Group, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated February 16, 2010, with respect to the consolidated financial statements of Gazoo Energy Group, Inc., in its Annual Report on Form 10-K.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
February 16, 2010